Exhibit 99.1

Victory Capital Reports Record Third-Quarter 2021 Financial Results

Third Quarter 2021 Highlights

  Total Assets Under Management (AUM) of $159.9 billion
  Long-term gross flows of $5.7 billion
  Long-term net inflows of $0.1 billion
  GAAP operating margin expands to 43.7%
  Adjusted EBITDA margin expands to 50.8%1
  GAAP net income of $1.00 per diluted share
  Adjusted net income with tax benefit of $1.25 per diluted share1
  Board authorizes 13% increase in regular quarterly cash dividend

SAN ANTONIO--(BUSINESS WIRE)--November 4, 2021--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter ended September 30, 2021.

“Adjusted EBITDA margins were greater than 50% for the past five consecutive quarters. Over that same period, we generated sequential growth in revenue and earnings, and set new records for both in the third quarter,” said David Brown, Chairman and Chief Executive Officer. “The third quarter also marked our second consecutive quarter of achieving positive net flows. Additionally during the quarter we announced the launch of our alternative investments platform with the acquisition of New Energy Capital.

“Today, we also disclosed plans to become a leader in the growing SMA market segment with the acquisition of WestEnd Advisors—a fast growing third-party ETF model specialist. Combining WestEnd’s excellent investment performance with the depth and breadth of our established distribution creates a tremendous opportunity to accelerate organic growth and create substantial value.

“We continued to allocate capital to reduce debt in the third quarter, and lowered our net leverage ratio to 1.3x. At the same time, we also increased our cash position to help fund the NEC acquisition, which closed earlier this week. For the WestEnd acquisition, fully committed debt financing is already in place. Additionally, our Board declared another increase in our quarterly cash dividend, which was raised to $0.17 per share.

“Importantly, as always, we continued to focus on our top priority which is generating strong investment performance and serving our clients.”

[1] The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Assets Under Management(2)
Ending	$159,889	$161,936	$132,662	$159,889	$132,662
Average	162,469	158,471	133,096	157,344	135,378

Long-term Flows(3)
Long-term Gross	$5,689	$9,973	$5,067	$22,388	$17,506
Long-term Net	131	302	(2,878)	(550)	(9,445)

Money Market/Short-term Flows
Money Market/Short-term Gross	$92	$102	$367	$301	$12,429
Money Market/Short-term Net	(113)	(126)	(96)	(430)	(8,311)

Total Flows
Total Gross	$5,781	$10,074	$5,433	$22,689	$29,935
Total Net	18	176	(2,974)	(980)	(17,756)

Consolidated Financial Results (GAAP)
Revenue	$226.3	$221.9	$188.7	$661.1	$575.0
Revenue realization (in bps)	55.3	56.2	56.4	56.2	56.7
Operating expenses	127.3	126.6	108.1	377.1	337.9
Income from operations	99.0	95.3	80.6	284.0	237.0
Operating margin	43.7%	42.9%	42.7%	43.0%	41.2%
Net income	74.2	69.3	55.7	208.6	157.6
Earnings per diluted share	$1.00	$0.93	$0.76	$2.81	$2.14
Cash flow from operations	99.9	84.5	61.8	264.1	182.7

Adjusted Performance Results (Non-GAAP)(1)
Adjusted EBITDA	$115.0	$112.2	$95.6	$334.1	$273.5
Adjusted EBITDA margin	50.8%	50.6%	50.7%	50.5%	47.6%
Adjusted net income	85.6	80.3	66.7	242.6	186.7
Tax benefit of goodwill and acquired intangible assets	6.9	6.9	6.7	20.8	20.2
Adjusted net income with tax benefit	92.6	87.2	73.4	263.4	206.9
Adjusted net income with tax benefit per diluted share	$1.25	$1.18	$1.00	$3.55	$2.81
______________________________

[1] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

[2] The three months ended June 30, 2021 includes $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF.

[3] Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

AUM, Flows and Investment Performance

Victory Capital’s total AUM decreased by 1.3%, or $2.0 billion, to $159.9 billion at September 30, 2021, compared with $161.9 billion at June 30, 2021. The decrease was primarily attributable to negative market action of $2.1 billion. Total gross flows were $5.8 billion for the third quarter and $22.7 billion for the year-to-date period. Long-term AUM decreased by 1.2%, or $2.0 billion, to $156.7 billion at September 30, 2021, compared with $158.7 billion at June 30, 2021. For the third quarter, the Company reported long-term gross flows of $5.7 billion and net long-term inflows of $0.1 billion. For the year-to-date period, the Company reported long-term gross flows of $22.4 billion and net long-term outflows of $0.6 billion.

At September 30, 2021, Victory Capital offered 124 investment strategies through its 10 autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of September 30, 2021.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
65%	68%	77%	72%

Third Quarter 2021 Compared with Second Quarter 2021

Revenue increased 2.0% to $226.3 million, in the third quarter, compared with $221.9 million in the second quarter, primarily due to higher average AUM. GAAP operating margin expanded 80 basis points in the third quarter to 43.7%, up from 42.9% in the second quarter. Third quarter GAAP net income increased 7.1% to $74.2 million, up from $69.3 million in the prior quarter. On a per-share basis, GAAP net income increased 7.5% to $1.00 per diluted share in the third quarter, versus $0.93 per diluted share in the second quarter.

Adjusted net income with tax benefit increased 6.2% to $92.6 million in the third quarter, up from $87.2 million in the second quarter. On a per-share basis, adjusted net income with tax benefit increased 5.9% to $1.25 per diluted share in the third quarter, from $1.18 per diluted share in the prior quarter. Adjusted EBITDA increased 2.4% to $115.0 million in the third quarter, versus $112.2 million in the second quarter. Adjusted EBITDA margin expanded 20 basis points in the third quarter of 2021 to 50.8%, compared with 50.6% in the prior quarter.

Third Quarter 2021 Compared with Third Quarter 2020

Revenue for the three months ended September 30, 2021, rose 19.9% to $226.3 million, compared with $188.7 million in the same quarter of 2020. The increase was primarily due to higher average AUM.

Illustrating the inherent operating leverage in the Company’s business model, third quarter operating expenses increased 17.8% to $127.3 million, compared with $108.1 million in last year’s third quarter, reflecting variable operating expenses that rose as a result of the higher average AUM and earnings as well as continued investments to support future growth. GAAP operating margin expanded 100 basis points to 43.7% in the third quarter, from 42.7% in the same quarter of 2020. GAAP net income rose 33.1% to $74.2 million, or $1.00 per diluted share, in the third quarter compared with $55.7 million, or $0.76 per diluted share, in the same quarter of 2020.

Adjusted net income with tax benefit advanced 26.1% to $92.6 million, or $1.25 per diluted share, in the third quarter, compared with $73.4 million, or $1.00 per diluted share in the same quarter last year. Adjusted EBITDA rose 20.2% to $115.0 million in the third quarter, compared with $95.6 million in last year’s same quarter. Year-over-year, adjusted EBITDA margin expanded 10 basis points to 50.8% in the third quarter of 2021, compared with 50.7% in the same quarter last year.

Nine Months Ended September 30, 2021 Compared with Nine Months Ended September 30, 2020

Revenue for the nine months ended September 30, 2021, rose 15.0% to $661.1 million, compared with $575.0 million in the same period of 2020. The increase was primarily due to higher average AUM.

Displaying the inherent operating leverage in the Company’s business model, operating expenses increased 11.6% to $377.1 million for the nine months ended September 30, 2021, compared with $337.9 million in the same period in 2020, reflecting the Company’s variable operating expenses that rose as a result of the higher average AUM and earnings as well as continued investments to support future growth. GAAP operating margin was 43.0% for the nine months ended September 30, 2021, a 180 basis point increase from the 41.2% recorded in the same period in 2020 primarily due to improved operating leverage. GAAP net income rose 32.4% to $208.6 million, or $2.81 per diluted share, in the first nine months of 2021 compared with $157.6 million, or $2.14 per diluted share, in the same period in 2020.

Adjusted net income with tax benefit advanced 27.3% to $263.4 million, or $3.55 per diluted share, in the first nine months of 2021, compared with $206.9 million, or $2.81 per diluted share in the same period in 2020. For the nine months ended September 30, 2021, adjusted EBITDA rose 22.2% to $334.1 million, compared with $273.5 million for the same period in 2020. Year-over-year, adjusted EBITDA margin expanded 290 basis points to 50.5% in the first nine months of 2021, compared with 47.6% in the same period last year.

Balance Sheet / Capital Management

During the third quarter, the Company reduced outstanding debt by an additional $35.0 million for a total debt reduction of $453.8 million, since July 1, 2019.

During the third quarter, the Company repurchased 189 thousand shares under the 10b-5 plan.

Today, the Company’s Board of Directors declared another increase in our quarterly cash dividend, which was raised to $0.17 per share, a 13% increase over the dividend declared in the prior quarter. The dividend is payable on December 27, 2021, to shareholders of record on December 10, 2021.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, November 5, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (877) 823-8673 (domestic) or (647) 689-4067 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $159.9 billion in assets under management as of September 30, 2021. The Company operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 11 autonomous Investment Franchises and a Solutions Platform, Victory Capital offers a wide array of investment styles and investment vehicles including, actively managed mutual funds, separately managed accounts, active ETFs, multi-asset class strategies, custom-designed solutions, private funds, and a 529 Education Savings Plan.

For more information, please visit www.vcm.com or follow us on: Twitter and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control such as the COVID-19 pandemic and its effect on our business, operations and financial results going forward, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations (in thousands except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Revenue
Investment management fees	$171,355	$168,033	$137,240	$499,672	$414,153
Fund administration and distribution fees	54,935	53,871	51,416	161,471	160,810
Total revenue	226,290	221,904	188,656	661,143	574,963

Expenses
Personnel compensation and benefits	55,837	57,462	47,375	172,305	144,051
Distribution and other asset-based expenses	44,859	44,223	39,123	131,185	135,613
General and administrative	13,795	13,713	13,196	40,818	38,373
Depreciation and amortization	4,377	4,694	3,936	13,456	12,152
Change in value of consideration payable for acquisition of business	2,400	5,700	2,000	10,600	1,800
Acquisition-related costs	6,007	422	1,148	6,265	1,056
Restructuring and integration costs	18	422	1,285	2,493	4,888
Total operating expenses	127,293	126,636	108,063	377,122	337,933

Income from operations	98,997	95,268	80,593	284,021	237,030
Operating margin	43.7%	42.9%	42.7%	43.0%	41.2%

Other income (expense)
Interest income and other income (expense)	(119)	1,932	1,120	4,547	(86)
Interest expense and other financing costs	(5,853)	(6,155)	(8,187)	(18,853)	(29,305)
Loss on debt extinguishment	(669)	(1,146)	(758)	(4,596)	(1,675)
Total other expense, net	(6,641)	(5,369)	(7,825)	(18,902)	(31,066)

Income before income taxes	92,356	89,899	72,768	265,119	205,964

Income tax expense	(18,181)	(20,629)	(17,027)	(56,472)	(48,337)

Net income	$74,175	$69,270	$55,741	$208,647	$157,627

Earnings per share of common stock
Basic	$1.09	$1.02	$0.82	$3.08	$2.33
Diluted	1.00	0.93	0.76	2.81	2.14

Weighted average number of shares outstanding
Basic	67,980	67,776	67,743	67,840	67,785
Diluted	74,053	74,166	73,437	74,162	73,703

Dividends declared per share	$0.15	$0.12	$0.06	$0.36	$0.16

Victory Capital Holdings, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures[1] (unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net income (GAAP)	$74,175	$69,270	$55,741	$208,647	$157,627
Income tax expense	(18,181)	(20,629)	(17,027)	(56,472)	(48,337)
Income before income taxes	$92,356	$89,899	$72,768	$265,119	$205,964
Interest expense	5,561	6,086	7,497	18,957	26,292
Depreciation	1,693	1,524	814	4,463	2,444
Other business taxes	376	524	256	1,274	(2,821)
Amortization of acquisition-related intangible assets	2,684	3,171	3,122	8,993	9,708
Stock-based compensation	2,851	3,124	2,806	10,611	11,246
Acquisition, restructuring and exit costs	8,425	6,544	6,996	19,358	15,559
Debt issuance costs	960	1,304	1,386	5,057	5,087
Losses from equity method investments	70	65	—	227	—
Adjusted EBITDA	$114,976	$112,241	$95,645	$334,059	$273,479
Adjusted EBITDA margin	50.8%	50.6%	50.7%	50.5%	47.6%

Net income (GAAP)	$74,175	$69,270	$55,741	$208,647	$157,627
Adjustment to reflect the operating performance of the Company
Other business taxes	376	524	256	1,274	(2,821)
Amortization of acquisition-related intangible assets	2,684	3,171	3,122	8,993	9,708
Stock-based compensation	2,851	3,124	2,806	10,611	11,246
Acquisition, restructuring and exit costs	8,425	6,544	6,996	19,358	15,559
Debt issuance costs	960	1,304	1,386	5,057	5,087
Tax effect of above adjustments	(3,824)	(3,667)	(3,642)	(11,323)	(9,695)
Adjusted net income	$85,647	$80,270	$66,665	$242,617	$186,711
Adjusted net income per diluted share	$1.16	$1.08	$0.91	$3.27	$2.53

Tax benefit of goodwill and acquired intangible assets	$6,918	$6,918	$6,745	$20,754	$20,218
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.09	$0.09	$0.09	$0.28	$0.27

Adjusted net income with tax benefit	$92,565	$87,188	$73,410	$263,371	$206,929
Adjusted net income with tax benefit per diluted share	$1.25	$1.18	$1.00	$3.55	$2.81

[1] Refer to page 15 for further information regarding the Company’s non-GAAP financial measures.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets (In thousands, except for shares)

	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$64,740	$22,744
Receivables	103,180	88,182
Prepaid expenses	5,569	6,082
Investments, at fair value	29,801	23,493
Property and equipment, net	23,686	18,747
Goodwill	404,750	404,750
Other intangible assets, net	1,154,235	1,162,641
Other assets	5,069	4,090
Total assets	$1,791,030	$1,730,729

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$54,058	$42,144
Accrued compensation and benefits	44,536	47,278
Consideration payable for acquisition of business	103,100	92,500
Deferred tax liability, net	56,914	37,684
Other liabilities	30,858	34,573
Long-term debt, net[1]	633,897	769,009
Total liabilities	923,363	1,023,188

Stockholders' equity
Class A common stock, $0.01 par value per share:
2021 - 400,000,000 shares authorized, 20,149,558 shares issued and 16,203,371 shares outstanding; 2020 - 400,000,000 shares authorized, 19,388,671 shares issued and 16,205,689 shares outstanding	201	194
Class B common stock, $0.01 par value per share:
2021 - 200,000,000 shares authorized, 56,343,339 shares issued and 51,929,173 shares outstanding; 2020 - 200,000,000 shares authorized, 54,766,934 shares issued and 51,336,177 shares outstanding	563	548
Additional paid-in capital	665,898	647,602
Class A treasury stock, at cost: 2021 - 3,946,187 shares; 2020 - 3,182,982 shares	(69,565)	(47,844)
Class B treasury stock, at cost: 2021 - 4,414,166 shares; 2020 - 3,430,757 shares	(75,749)	(47,080)
Accumulated other comprehensive income (loss)	1,571	(7,460)
Retained earnings	344,748	161,581
Total stockholders' equity	867,667	707,541
Total liabilities and stockholders' equity	$1,791,030	$1,730,729

[1] Balances at September 30, 2021 and December 31, 2020 are shown net of unamortized loan discount and debt issuance costs in the amount of $12.3 million and $19.2 million, respectively. The gross amount of the debt outstanding was $646.2 million as of September 30, 2021 and $788.2 million as of December 31, 2020.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management (unaudited; in millions except for percentages)

	For the Three Months Ended			% Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
	2021	2021	2020	2021	2020
Beginning assets under management	$161,936	$154,331	$129,070	5%	25%
Gross client cash inflows	5,781	10,074	5,433	-43%	6%
Gross client cash outflows	(5,763)	(9,898)	(8,408)	-42%	-31%
Net client cash flows	18	176	(2,974)	-90%	N/A
Market appreciation (depreciation)	(2,062)	7,703	6,566	N/A	N/A
Acquired assets / Net transfers[1]	(3)	(275)	—	-99%	-100%
Ending assets under management	159,889	161,936	132,662	-1%	21%
Average assets under management	162,469	158,471	133,096	3%	22%

	For the Nine Months Ended			% Change from
	September 30,	September 30,		September 30,
	2021	2020		2020
Beginning assets under management	$147,241	$151,832		-3%
Gross client cash inflows	22,689	29,935		-24%
Gross client cash outflows	(23,669)	(47,691)		-50%
Net client cash flows	(980)	(17,756)		-94%
Market appreciation (depreciation)	13,359	(1,413)		N/A
Acquired assets / Net transfers[2]	269	—		100%
Ending assets under management	159,889	132,662		21%
Average assets under management	157,344	135,378		16%

[1] The three months ended June 30, 2021 includes $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF.

[2] The nine months ended September 30, 2021 includes the transfer in of $547 million of assets associated with the THB Asset Management acquisition, which closed on March 1, 2021 partially offset by $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Short-term	Total
September 30, 2021
Beginning assets under management	$30,340	$20,617	$36,410	$15,284	$15,931	$39,640	$460	$158,682	$3,254	$161,936
Gross client cash inflows	1,217	1,491	1,588	79	514	774	26	5,689	92	5,781
Gross client cash outflows	(1,332)	(1,315)	(1,262)	(359)	(481)	(734)	(75)	(5,558)	(205)	(5,763)
Net client cash flows	(114)	175	326	(281)	34	41	(49)	131	(113)	18
Market appreciation (depreciation)	(449)	(898)	57	(115)	(374)	(289)	6	(2,061)	(1)	(2,062)
Acquired assets / Net transfers	21	(32)	103	(85)	(21)	(15)	(1)	(30)	27	(3)
Ending assets under management	$29,798	$19,863	$36,897	$14,803	$15,570	$39,376	$416	$156,722	$3,166	$159,889

June 30, 2021
Beginning assets under management	$29,156	$20,230	$36,776	$14,448	$14,652	$35,356	$341	$150,958	$3,373	$154,331
Gross client cash inflows	1,412	1,238	1,750	91	1,072	4,370	40	9,973	102	10,074
Gross client cash outflows	(1,940)	(1,428)	(2,949)	(407)	(541)	(2,380)	(27)	(9,671)	(228)	(9,898)
Net client cash flows	(527)	(190)	(1,200)	(316)	531	1,991	13	302	(126)	176
Market appreciation (depreciation)	1,745	616	677	1,253	928	2,419	62	7,700	3	7,703
Acquired assets / Net transfers[1]	(33)	(39)	156	(101)	(180)	(126)	44	(278)	3	(275)
Ending assets under management	$30,340	$20,617	$36,410	$15,284	$15,931	$39,640	$460	$158,682	$3,254	$161,936

September 30, 2020
Beginning assets under management	$22,483	$14,083	$35,622	$12,524	$11,130	$29,305	$195	$125,343	$3,727	$129,070
Gross client cash inflows	760	1,061	1,470	147	463	1,155	11	5,067	367	5,433
Gross client cash outflows	(1,890)	(1,175)	(1,850)	(753)	(568)	(1,694)	(16)	(7,944)	(463)	(8,408)
Net client cash flows	(1,129)	(114)	(380)	(606)	(105)	(539)	(5)	(2,878)	(96)	(2,974)
Market appreciation (depreciation)	1,259	591	607	1,141	948	2,001	19	6,566	1	6,566
Acquired assets / Net transfers	(73)	(107)	(2)	182	1	—	(1)	—	—	—
Ending assets under management	$22,540	$14,453	$35,848	$13,242	$11,974	$30,767	$207	$129,031	$3,631	$132,662

[1] The three months ended June 30, 2021 includes $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Nine Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Short-term	Total
September 30, 2021
Beginning assets under management	$26,230	$18,368	$36,599	$14,230	$13,982	$34,041	$257	$143,706	$3,534	$147,241
Gross client cash inflows	4,371	3,800	5,362	268	2,179	6,288	120	22,388	301	22,689
Gross client cash outflows	(5,125)	(4,439)	(5,913)	(1,199)	(1,669)	(4,463)	(130)	(22,937)	(732)	(23,669)
Net client cash flows	(754)	(639)	(551)	(931)	510	1,825	(9)	(550)	(430)	(980)
Market appreciation (depreciation)	4,328	1,743	516	1,741	1,255	3,651	125	13,359	—	13,359
Acquired assets / Net transfers[1]	(6)	391	333	(237)	(177)	(140)	43	207	62	269
Ending assets under management	$29,798	$19,863	$36,897	$14,803	$15,570	$39,376	$416	$156,722	$3,166	$159,889

September 30, 2020
Beginning assets under management	$26,347	$17,346	$37,973	$14,091	$12,603	$31,649	$236	$140,245	$11,587	$151,832
Gross client cash inflows	3,177	3,291	4,918	600	1,570	3,917	32	17,506	12,429	29,935
Gross client cash outflows	(5,666)	(3,878)	(7,515)	(2,159)	(1,827)	(5,855)	(52)	(26,951)	(20,740)	(47,691)
Net client cash flows	(2,489)	(587)	(2,597)	(1,558)	(256)	(1,938)	(20)	(9,445)	(8,311)	(17,756)
Market appreciation (depreciation)	(1,220)	(2,142)	749	520	(399)	1,045	(13)	(1,461)	48	(1,413)
Acquired assets / Net transfers	(99)	(164)	(278)	190	27	11	5	(307)	307	—
Ending assets under management	$22,540	$14,453	$35,848	$13,242	$11,974	$30,767	$207	$129,031	$3,631	$132,662

[1] The nine months ended September 30, 2021 includes the transfer in of $547 million of assets associated with the THB Asset Management acquisition, which closed on March 1, 2021 partially offset by $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total
September 30, 2021
Beginning assets under management	$123,164	$4,354	$34,418	$161,936
Gross client cash inflows	4,256	109	1,416	5,781
Gross client cash outflows	(4,751)	(23)	(989)	(5,763)
Net client cash flows	(495)	86	427	18
Market appreciation (depreciation)	(1,242)	(41)	(779)	(2,062)
Acquired assets / Net transfers	(60)	(28)	85	(3)
Ending assets under management	$121,367	$4,371	$34,151	$159,889

June 30, 2021
Beginning assets under management	$117,830	$4,441	$32,061	$154,331
Gross client cash inflows	5,060	239	4,775	10,074
Gross client cash outflows	(5,376)	(169)	(4,353)	(9,898)
Net client cash flows	(317)	70	423	176
Market appreciation (depreciation)	5,879	218	1,606	7,703
Acquired assets / Net transfers[4]	(229)	(375)	329	(275)
Ending assets under management	$123,164	$4,354	$34,418	$161,936

September 30, 2020
Beginning assets under management	$100,430	$3,462	$25,179	$129,070
Gross client cash inflows	4,251	18	1,164	5,433
Gross client cash outflows	(6,847)	(139)	(1,421)	(8,408)
Net client cash flows	(2,596)	(121)	(257)	(2,974)
Market appreciation (depreciation)	5,151	147	1,269	6,566
Acquired assets / Net transfers	(63)	—	63	—
Ending assets under management	$102,921	$3,488	$26,254	$132,662

[1] Includes institutional and retail share classes, money market and VIP funds.

[2] Excludes assets managed for other proprietary product (i.e. funds of funds) in order to adjust for double counting.

[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

[4] The three months ended June 30, 2021 includes $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Nine Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total
September 30, 2021
Beginning assets under management	$112,998	$3,976	$30,267	$147,241
Gross client cash inflows	14,781	589	7,320	22,689
Gross client cash outflows	(16,420)	(310)	(6,939)	(23,669)
Net client cash flows	(1,640)	279	381	(980)
Market appreciation (depreciation)	10,212	520	2,627	13,359
Acquired assets / Net transfers[4]	(204)	(404)	876	269
Ending assets under management	$121,367	$4,371	$34,151	$159,889

September 30, 2020
Beginning assets under management	$118,605	$4,213	$29,014	$151,832
Gross client cash inflows	26,617	363	2,954	29,935
Gross client cash outflows	(42,204)	(814)	(4,673)	(47,691)
Net client cash flows	(15,587)	(451)	(1,718)	(17,756)
Market appreciation (depreciation)	(33)	(274)	(1,105)	(1,413)
Acquired assets / Net transfers	(63)	—	63	—
Ending assets under management	$102,921	$3,488	$26,254	$132,662

[1] Includes institutional and retail share classes, money market and VIP funds.

[2] Excludes assets managed for other proprietary product (i.e. funds of funds) in order to adjust for double counting.

[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

[4] The nine months ended September 30, 2021 includes the transfer in of $547 million of assets associated with the THB Asset Management acquisition, which closed on March 1, 2021 partially offset by $250 million of seed capital that USAA liquidated and $25 million related to Victory’s closure of two mutual funds and an ETF.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Tricia Ross
310-622-8226
tross@finprofiles.com